EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Interwoven Inc.:
     We consent to the incorporation by reference in the registration statements (Nos. 333-88725, 333-39914, 333-42690, 333-46662, 333-49926, 333-54250, 333-87186, 333-104814, 333-106819, 333-110586, 333-114801, 333-124414 and 333-127960) on Form S-8 of Interwoven, Inc. of our report dated March 13, 2006, except as to Note 3 which is as of December 14, 2007, with respect to the consolidated balance sheet of Interwoven, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years ended December 31, 2005 and 2004, and the related financial statement schedule, which report appears in the December 31, 2006 annual report on Form 10-K of Interwoven, Inc.
     As discussed in Note 3 to the consolidated financial statements, the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2004 and 2005 have been restated.
/s/ KPMG LLP
Mountain View, California
December 14, 2007